                                                                    EXHIBIT 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN DELETED, AS MARKED BY BRACKETS, AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                  HEADS OF AGREEMENT


                                    by and between


                         SMITHKLINE BEECHAM BIOLOGICALS S.A.


                                         and


                                        AVIRON

                                  TABLE OF CONTENTS


     1. DEFINITIONS                                                           3
     2. LICENSE GRANT                                                         6
     3. OPTION RETAINED BY AVIRON                                             7
     4. RESEARCH AND DEVELOPMENT SUPPORT                                      8
     5. DEVELOPMENT                                                           9
     6. LICENSE FEES AND MILESTONES                                           9
     7. ROYALTIES                                                            10
     8. DUE DILIGENCE                                                        11
     9. COMPULSORY LICENSES                                                  12
    10. EXCHANGE OF INFORMATION AND CONFIDENTIALITY                          12
    11. PATENT PROSECUTION AND LITIGATION                                    14
    12. TRADEMARKS                                                           15
    13. STATEMENTS AND REMITTANCES                                           16
    14. TERM AND TERMINATION                                                 17
    15. RIGHTS AND DUTIES UPON TERMINATION                                   18
    16. WARRANTIES AND REPRESENTATIONS                                       18
    17. LIABILITY AND INDEMNIFICATION                                        19
    18. FORCE MAJEURE                                                        20
    19. GOVERNING LAW                                                        20
    20. ARBITRATION                                                          20
    21. SEPARABILITY                                                         20
    22. ENTIRE AGREEMENT AND BINDING EFFECT                                  21
    23. NO WAIVER                                                            21
    24. NOTICES                                                              21
    25. ASSIGNMENT                                                           22
    APPENDICES

                                                                              2.

                                               CONFIDENTIAL TREATMENT REQUESTED


                                  HEADS OF AGREEMENT
                                    by and between

                         SMITHKLINE BEECHAM BIOLOGICALS S.A.
                   Rue de l'Institut 89, B 1330 Rixensart, Belgium

                                         and

                                        AVIRON
                     1450 Rollins Road, Burlingame, CA 94010, USA


These Heads of Agreement are made this eight day of October 1995, between SMITHKLINE BEECHAM BIOLOGICALS S.A. a company organised under Belgian law and having its registered office at 89 rue de l'Institut, B-1330 Rixensart, Belgium and AVIRON, a company organised under Californian law and having its offices at 1450 Rollins Road, Burlingame, California 94010, USA (hereinafter "AVIRON"). The parties have been in discussions concerning the grant to SB of an exclusive license under AVIRON's patents and know-how relating to prophylactic and therapeutic Epstein-Barr virus ("EBV") vaccines.

While the parties acknowledge the need, as the case may be, for supplementary binding documents, such as a SUBLICENSE AGREEMENT (as hereinafter defined), (a) Supply Agreement(s), a Research Outline, a Commercial Agreement for Korea, the parties now set forth the heads of a license agreement and their definitive agreement on certain main principles thereof, which are as follows:


1. DEFINITIONS

    (a) "AFFILIATE(S)" shall mean any corporation, firm, partnership or other entity, whether DE JURE or DE FACTO, which directly or indirectly owns, is owned by or is under common ownership with a party to these
         Heads of Agreement to the extent of [                        ] of the
         equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to these Heads of Agreement.

    (b) "CONFIDENTIAL INFORMATION" as used in these Heads of Agreement shall mean any confidential or proprietary information (including data, schematics, drawings, techniques, whether tangible or intangible) relating to any research project, work in progress, future development, scientific engineering, manufacturing, marketing, financial or personnel matter of the disclosing party, whether in oral (and, if practicable, confirmed in written summary form), written, graphic or electronic form. In particular, "CONFIDENTIAL INFORMATION" of AVIRON shall include (i) all proprietary information with respect
         to the PATENTS [                          ] and any KNOW-HOW made
         available by AVIRON to SB and (ii) the terms and provisions of the Arch


                                                                              3.

                                               CONFIDENTIAL TREATMENT REQUESTED


         Corporation/Aviron Agreement and CONFIDENTIAL INFORMATION of SB shall include all information disclosed to AVIRON pursuant to Section 8 of these Heads of Agreement.

    (c) "FIELD" shall mean any and all prophylactic and therapeutic EBV vaccines.

    (d)  [                                                            ]

    (e) "KNOW-HOW" shall mean all present and future technical information, materials and know-how developed, owned, proprietary to and/or controlled by AVIRON with the right to sublicense, which is [
                                                                 ] and which is
         necessary for or useful to the development or commercialization of products in the FIELD and shall include, without limitation, [
                               ] relating thereto. KNOW-HOW shall not include any information, know-how or materials which are generally ascertainable from publicly available information.

         For the purposes of this paragraph 1 (e) and this Agreement, the terms:

         (i)  [           ] shall mean [

                                                                ]

         (ii) [           ] shall mean that [

                                                                ]

         (iii) [          ] shall mean that [

                                                  ]

    (f) "NET SALES" shall mean the gross receipts from sales of PRODUCT by SB, its Affiliates, sublicensees or distributors, but not by or to AVIRON, to third parties hereunder after deducting:

                                                                              4.

                                               CONFIDENTIAL TREATMENT REQUESTED


         (i)       [                            ] to cover transportation
                   charges, including insurance; and

         (ii)      SB's standard costs for [

                                                                  ] and

         (iii) sales and excise taxes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of PRODUCT, including without limitation, government - mandated vaccine insurance premiums, such as the National Childhood Vaccine Injury Act; and

         (iv) reasonable and customary trade, quantity and cash discounts, commissions and other customary rebates; and

         (v) allowances or credits to customers or charges back from customers on account of rejection or return of PRODUCT or on account of retroactive price reductions all to the extent actually allowed or given; and

         (vi)      [

                                                                  ] and

         (vii)     the [

                                     ]

              Sales between or among SB and its AFFILIATES, sublicensees or distributors shall be excluded from the computation of NET SALES except where such AFFILIATES, sublicensees or distributors are end users, but NET SALES shall include the subsequent final sales to third parties by the AFFILIATES or sublicensees or distributors.

              In the event of a PRODUCT incorporating one or more non-EBV antigens (hereinafter "COMBINATION PRODUCT"), NET SALES shall exclude the VALUE, as specified below, of any non-EBV antigens included in the PRODUCT. "VALUE" for purpose of [
                          ] this paragraph shall mean [

                                                                  ]  To
              determine the NET SALES of COMBINATION PRODUCT for royalty calculation purposes, NET SALES of COMBINATION PRODUCT shall be multiplied by A/(A+B) whereby [

                                           ]


    (g) "PATENTS" shall mean all patents and patent applications which are or become owned and/or controlled, in whole or in part, by AVIRON, as to which AVIRON otherwise has, now or in the future, the right to grant
         licenses or sublicenses [                              ] which
         generically or specifically

                                                                              5.

                                               CONFIDENTIAL TREATMENT REQUESTED


         claim vaccines against EBV. [

                                   ] Included within the definition of PATENTS
         are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof. Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim [


                                             ] during the term of these Heads
         of Agreement. The current list of patent applications and patents encompassed within PATENTS is set forth in Appendix A attached hereto.

    (h)  "PRODUCT" shall mean any [                            ] product, in
         any configuration or formulation including COMBINATION PRODUCT(S), for the prevention and/or treatment of EBV, the manufacture, use or sale of which is covered by a pending or issued and unexpired claim of one or more of the PATENTS in the particular country in which it is sold and/or which utilizes, contains, is based upon, or is derived from the KNOW-HOW.

    (i)  "SB" shall mean SmithKline Beecham Biologicals S.A. and its
         AFFILIATES.

    (j) "SUBLICENSE AGREEMENT" shall mean the definitive agreement between AVIRON and SB by which AVIRON shall sublicense to SB the rights under
         the [                      ] to make, have made, use, have used,
         import, offer for sale, sell and have sold PRODUCTS in the FIELD [





                                                      ]

    (k)  "TERRITORY" shall mean all the countries and territories of the world
         [                                      ]

2.  LICENSE GRANT

    (a) Subject to AVIRON's option as provided in section 3 below, AVIRON hereby grants to SB an exclusive license in the TERRITORY, subject to
         any residual rights [         ] the US Government, with the right to
         grant sublicenses on conditions at least as favourable to AVIRON as the ones contained herein, under any and all PATENTS and KNOW-HOW now and during these Heads of Agreement, to make, have made, use, have used, import, export, offer for sale, sell and have sold PRODUCTS in the FIELD.

    (b) AVIRON hereby grants SB a right of first refusal to an exclusive licence in all countries of the TERRITORY under any patents and/or other intellectual property rights relating to any live-virus vaccines technology developed and/or controlled by AVIRON in the FIELD and/or under which AVIRON has now or in the future the right to grant licences.

    (c)  The parties hereto will enter into a definitive SUBLICENSE AGREEMENT
         [                            ] promptly after the execution of these
         Heads of

                                                                              6.

                                               CONFIDENTIAL TREATMENT REQUESTED


         Agreement. Such sub-licence grant shall be construed as conferring upon SB the same rights to make, have made, use, have used, import, export, sell and have sold PRODUCT [

                   ] Further, the parties agree that the SUBLICENSE AGREEMENT shall contain such provisions as are necessary to properly effectuate
         such sublicense [       ] to SB.

    (d) SB agrees and acknowledges that the PATENTS and KNOW-HOW licensed and/or transferred to SB by AVIRON under this Section 2 [

                                  ] in the development and/or manufacture of
         PRODUCTS. During the life of these Heads of Agreement AVIRON shall be [


                                                ]

3.  OPTION RETAINED BY AVIRON

    (a) AVIRON retains an option to co-distribute itself in the United States, including co-selling and co-marketing, PRODUCT in monovalent finished form, delivered by SB to AVIRON [

                                 ] for sale by AVIRON in the [     ] United
         States market only [

                                                                     ] This
         option is transferable only upon consent of SB, which consent shall be at SB's sole discretion, and must be exercised under written notice by AVIRON, prior to, and not later than, [

                                            ] Upon exercise of such option by
         AVIRON, the parties shall negotiate in good faith and execute a Supply Agreement which will be customary in the field and under which SB shall use its reasonable efforts to supply AVIRON with all of AVIRON's requirements of monovalent PRODUCT for sale in the United States
         [     ] market, and provided that SB uses its reasonable efforts to supply AVIRON with all such AVIRON's requirements of PRODUCT. SB shall be entitled to [
                                                                         ]
         unless SB fails to supply AVIRON with its requirements of monovalent PRODUCT in accordance with the terms of the Supply Agreement as contemplated hereabove. If AVIRON has failed to exercise its option when [
                                              ] AVIRON's option to co-
         distribution will revert back to SB.

    (b) In the event AVIRON exercises its option under Section 3 (a) and later ceases co-distribution, co-sale and co-marketing of the PRODUCT, [

                                                                              7.

                                               CONFIDENTIAL TREATMENT REQUESTED


                                                          ]

    (c) SB shall not sublicense the rights to co-distribute, co-sell or co-market the PRODUCT in monovalent finished form to any entity other than AVIRON until such time as AVIRON declines to exercise its option or AVIRON's rights under its option revert to SB pursuant to Section 3
         (a) above.

    (d) AVIRON shall support royalties SB otherwise would have to pay on AVIRON's sales of PRODUCT in the United States, other than royalties to [
            ] for which SB shall be responsible, without however causing the delivery price of PRODUCT to AVIRON to exceed [
                                     ]  Aviron shall be responsible for all its
         expenses related to the promotion, distribution and selling of PRODUCT by AVIRON hereunder.

    (e)  SB shall use its reasonable efforts to supply AVIRON's [          ] in
         North Korea and South Korea ("Sang-A") with [
                                 ] for distribution in North Korea and South
         Korea under the terms of a Supply Agreement to be negotiated in good faith between the parties hereto. At SB's discretion, SB shall discuss with AVIRON the conditions for supplying Sang-A with [
                                    ] for North Korea and South Korea. In any
         event, Sang-A shall not be authorised to sell PRODUCT [
                   ] outside North Korea and South Korea.

4.  RESEARCH AND DEVELOPMENT SUPPORT

    (a) A collaborative research program ("Research Program") shall be performed by AVIRON dedicated to the development of a PRODUCT for two
         (2) years starting on [                       ] such period extendable
         by mutual written agreement at least [                  ] before the
         expiration of the initial two (2) year period. The parties shall agree on the scientific objectives, activities, and responsibilities for the collaborative research program, the principles of which shall be set forth in a Research Outline to be attached as an Appendix C to these Heads of Agreement. SB shall provide research funding to AVIRON [

                                                 ] to support these activities,
         in an amount of: [
                                                                         ] and
         [
                                                                     ] AVIRON
         shall undertake all reasonable efforts to fulfill SB's requests with regard to how the R&D funding shall be spent and shall, upon SB's request, provide a complete accounting of all R&D expenses.

         For the duration of these Heads of Agreement AVIRON shall not enter into any collaborative research agreement with a third party with
         respect to the development or research of [                 ] in the
         FIELD unless mutually agreed upon by AVIRON and SB in writing.

    (b) Any invention or discovery that arises out of the Research Program made solely by an employee or agent of SB shall belong to SB alone.


                                                                              8.

                                               CONFIDENTIAL TREATMENT REQUESTED


         Any invention or discovery that arises out of the Research Program made solely by an employee or agent of AVIRON shall be owned by AVIRON.

         Any invention or discovery that arises out of the Research Program made by an employee or agent of AVIRON jointly with a SB employee or agent,[

                      ]shall be jointly owned by SB and AVIRON.

    (c) SB shall have the first right to prepare, file, prosecute, and maintain patent application on any invention or discovery arising out of the Research Program at its own expense. Any patent application arising out of an invention or discovery made solely by an employee or agent of SB shall be filed in the name of SB. Any patent application arising out of an invention or discovery made solely by an employee or agent of AVIRON shall be filed in the name of AVIRON. Any patent application arising out of an invention or discovery jointly made by AVIRON and SB shall be filed in the joint names of SB and AVIRON.

5.  DEVELOPMENT

    As part of the Research Program, AVIRON shall provide to SB all [
                          ] related to or useful for development of the PRODUCT
    and shall prepare [                                                   ]
    Aviron shall supply SB with all [                      ] as appropriate.
    SB shall prepare [           ] which shall be tested by AVIRON according to
    [
                                     ]

6.  LICENSE FEES AND MILESTONES

    (a) SB will pay AVIRON a licensing fee of one million five hundred thousand US dollars (US $1,500,000) within fifteen (15) days from execution of these Heads of Agreement.

    (b) SB shall also pay AVIRON, within thirty (30) days, upon achievement of particular milestones relating to the first PRODUCT, or the first COMBINATION PRODUCT, whichever occurs first as follows:

         [                               ]:[                                 ]
         [                               ]:[
                                                              ]
         [                               ]:[                                 ]
         [                                :[
                    ]                                          ]
         [                             ]  :[
                                                               ]


                                                                              9.

                                               CONFIDENTIAL TREATMENT REQUESTED


         [                               ]:[
                                                              ]
         [                                :[
                                                              ]


                         ]
                                            ------------------------------------
         TOTAL                             [
                                                              ]
    [

                                                                               ]
7. ROYALTIES

    (a) SB shall pay AVIRON a royalty on NET SALES covered by a valid claim of a granted PATENT in the particular country where sales are made, as follows:

         (i) In United States:
              [

                                                                             ]

         (ii) In other countries:
              [

                                                                             ]

    (b) SB shall pay AVIRON a royalty of [ ] on NET SALES in countries where there is no valid claim of a granted PATENT, except [

                               ]

    (c)  [


                                                                             10.

                                               CONFIDENTIAL TREATMENT REQUESTED


                                     ]
         [




                                           ]

    (d)  The royalty specified in subparagraph 7(a).(i) shall be reduced by[
                                                           ]
    (e)  The parties shall share any costs associated with [



                                                              ] through a credit
         against royalties due by SB to AVIRON, [
                                                         ] Any dispute between
         AVIRON and SB arising under this Section 7(e)[
                                ] shall be resolved by the procedure set forth in Section 20(b).

    (f) Notwithstanding anything else to the contrary in these Heads of Agreement, SB agrees that for the calculation of the royalty to be paid by SB on NET SALES of PRODUCTS by SB in the United States pursuant to subparagraph 7(a)(i), the definition of NET SALES as set forth in the Aviron/Arch Agreement attached hereto as Appendix B and Incorporated by reference herein, shall be used to calculate a
         [           ] royalty payable to AVIRON under these Heads of
         Agreement.  The remaining [                               ] royalty
         due AVIRON, as applicable [
                       ] shall be calculated using the definition of NET SALES provided for in subparagraph 1(f) of these Heads of Agreement.

8.  DUE DILIGENCE

    (a) Except for AVIRON's responsibilities pursuant to the Research Program and paragraphs 4 and 5, SB will be responsible for, and shall bear a expenses associated with, the research, development, manufacture and commercialization of PRODUCTS. SB will [


                                                                          ] SB


                                                                             11.

                                               CONFIDENTIAL TREATMENT REQUESTED


         will keep AVIRON informed on a regular basis [                   ] of
         its progress in the development of PRODUCTS.

    (b)  SB shall [
                                                                    ] within
         [
                    ] In addition, SB agrees to use diligent efforts to promote the sale, marketing and distribution of the PRODUCT in the TERRITORY, consistent with applicable legal requirements and with accepted business practices, [
                                                                   ] SB will
         keep AVIRON informed on a regular basis of its progress in the commercialization of PRODUCTS in the TERRITORY.

9.  COMPULSORY LICENSES

    In the event that, subsequent to the execution of these Heads of Agreement, a governmental agency in any country or territory grants or compels AVIRON to grant a license to any third party for PRODUCT provided such license is not granted pursuant to the US Government march-in rights :(i) SB shall be responsible and have control over any such compulsory licence arrangements provided that SB shall use its best efforts to keep the level of royalty to AVIRON consistent with the one set forth in these Heads of Agreement and provided further that AVIRON's consent shall be required if such royalty rate falls below the one set forth herein; (ii) SB shall have the benefit in such country or territory (and in any other country(ies) affected by such compulsory license) of the terms granted to such third party to the extent that such terms are more favourable to the third party than those of these Heads of Agreement.

10. EXCHANGE OF INFORMATION AND CONFIDENTIALITY

    (a) During the term of these Heads of Agreement, AVIRON shall promptly disclose to SB and/or supply SB with all KNOW-HOW.

    (b) During the term of these Heads of Agreement, each party shall promptly inform the other party of any information that it obtains or develops regarding the utility and safety of PRODUCT and shall promptly report to the other party any confirmed information of serious or unexpected reactions or side effects related to the utilisation or medical administration of PRODUCT. In particular, each party shall provide the other with any and all phase IV results and data related to safety/adverse effects issues of which it will be or become aware, anywhere in the TERRITORY. [



                     ]

    (c)  During the term of these Heads of Agreement and for [     ] years
         thereafter, irrespective of any termination earlier than the expiration of the term of these Heads of Agreement, AVIRON and SB shall not use or reveal or disclose to third parties any CONFIDENTIAL INFORMATION received from the other party or otherwise developed by either party in the performance of activities in furtherance of these Heads of Agreement without first obtaining the written


                                                                             12.

                                               CONFIDENTIAL TREATMENT REQUESTED


         consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing or marketing PRODUCT or for securing essential or desirable authorisations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency, or is necessary to file or prosecute patent applications concerning PRODUCT or to carry out any litigation concerning PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party without restrictions on disclosure, or is disclosed to the receiving party by a third party having the right to do so, or is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the CONFIDENTIAL INFORMATION disclosed. The parties shall take reasonable measures to assure that no unauthorised use or disclosure is made by others to whom access to such information is granted.

    (d) Nothing herein shall be construed as preventing SB from disclosing any information received from AVIRON to an AFFILIATE, sublicensee or distributor of SB, provided such AFFILIATE, sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the CONFIDENTIAL INFORMATION.

    (e) All CONFIDENTIAL INFORMATION disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to these Heads of Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that CONFIDENTIAL INFORMATION received from the other party under these Heads of Agreement remains the property of the other party and (ii) of the confidentiality obligations under these Heads of Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's CONFIDENTIAL INFORMATION and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of these Heads of Agreement.


    (f) The parties shall make a public announcement concerning the existence of these Heads of Agreement promptly following execution thereof, the content of which shall be mutually agreed upon. [




                                                                  ]  The party
         desiring to make any such other public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonable sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure.


                                                                             13.

                                               CONFIDENTIAL TREATMENT REQUESTED


    (g) Neither SB nor AVIRON shall submit for written or oral publication any manuscript, abstract or the like which includes CONFIDENTIAL INFORMATION generated and provided by the other party without first obtaining the prior written consent of the other party. The contribution of each party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.


11. PATENT PROSECUTION AND LITIGATION

    (a) AVIRON shall disclose to SB the complete texts of all patent applications within the PATENTS filed by AVIRON as well as all information received by AVIRON concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a
         PATENT, [                      ] anywhere in the TERRITORY.  [






                                        ] SB shall hold all information
         disclosed to it under this section as CONFIDENTIAL INFORMATION subject to the provisions of Section 10.

    (b)  [

                                                         ] AVIRON shall during
         the term of these Heads of Agreement disclose to SB any and all patentable improvements made and/or controlled by AVIRON in the FIELD to the extent they relate to the manufacture, use and/or sale of PRODUCT and/or under which AVIRON has the right to grant licenses and the parties hereto shall together determine whether and where patent filings should be sought.

    (c) SB shall have the right to assume responsibility for any PATENT or any part of a PATENT which AVIRON intends to abandon or otherwise cause or allow to be forfeited. AVIRON shall provide SB with a reasonable notice of its intention to abandon any PATENT or part of a PATENT.
         The foregoing provisions of this subparagraph 10(c) shall not apply
         to [                          ] which shall be subject to [
                                   ]

    (d) SB agrees to and hereby does indemnify and hold AVIRON, its employees and directors, harmless from and will defend against any and all claims, damages, losses, costs and expenses, including reasonable attorney's fees, which AVIRON may incur arising out of or resulting from any claim by a third party that a patent or other right owned by it is infringed or misappropriated by the manufacture, use, sale, distribution or marketing of the PRODUCT(S) provided, however, (i) that SB will have control over the defense and settlement of any such action or claim, (ii) that AVIRON give prompt notice of any such claim, (iii) that AVIRON cooperate, at AVIRON'S expense, in the defense of such claim, and (iv) [


                                                                             14.

                                               CONFIDENTIAL TREATMENT REQUESTED


                                           ]

    (e) In the event that AVIRON or SB becomes aware of actual or threatened infringement of a PATENT anywhere in the TERRITORY, that party shall promptly notify the other party in writing, [





                                                                         ] In
         any event, AVIRON and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party. The foregoing revisions of this subparagraph 10(e) shall apply to [
                                  ]

    (f) AVIRON and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof under paragraph 11 (e) from any recovery made by any party. Any excess amount shall be shared between
         the parties with the litigating party receiving [               ] and
         the other party receiving [                  ] of such excess.

    (f) The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning PRODUCT(S).

    (g) AVIRON shall authorise SB to act as AVIRON's agent for the purpose of making any application for any extensions of the term of PATENTS and shall provide reasonable assistance therefor to SB, at AVIRON's expense. (In the United States of America as permitted under Title 35 of the United States Code).

    (h) AVIRON, on behalf of itself, its officers, agents and successors hereby waives any and all actions and causes of action, claims and demands whatsoever in law or equity of any kind against SB'S or its AFFILIATES' performance of SB's rights under paragraph 11 (c).


12. TRADEMARKS

    (a) SB, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with PRODUCT(S) and COMBINATION PRODUCT(S) and shall own and/or control such trademarks. SB shall mention on any packaging of PRODUCT that the latter is manufactured under a licence from AVIRON, provided such mention is in compliance with local legal requirements.

    (b) AVIRON shall be responsible, in consultation with SB, for the selection, registration and maintenance of its own trademarks for distribution of


                                                                             15.

                                               CONFIDENTIAL TREATMENT REQUESTED


         PRODUCT in monovalent form in the United States, pursuant to Section 3 above.

    (c) Nothing in these Heads of Agreement shall be construed as a grant of rights, by license or otherwise, to use the trademarks of the other party for any purpose. However, as and within the time limits required by US laws, the parties shall agree upon a joint labelling of the PRODUCT provided AVIRON has exercised in Option pursuant to
         Section 3 above.


13. STATEMENTS AND REMITTANCES

    (a) SB shall keep and require its AFFILIATES, sublicensees and distributors to keep complete and accurate records of all sales of PRODUCT(S) and COMBINATION PRODUCT(S) under the licenses granted herein in sufficient detail to permit the royalties payable under these Heads of Agreement to be determined. AVIRON shall have the right, at AVIRON's expense, through a certified public accountant or like person reasonably acceptable to SB, to examine such records during regular business hours during the life of these Heads of
         Agreement and for [           ] after their termination; provided,
         however, that such examination shall not take place more often than
         [         ] and shall not cover such records for more than [
                                  ] and provided further that such accountant
         shall report to AVIRON only as to the accuracy of the royalty statements and payments.

    (b)  Within [            ] after the close of each calendar quarter, SB
         shall deliver to AVIRON a true accounting of all PRODUCTS and COMBINATION PRODUCTS sold by SB, its sublicensees and distributors during such quarter and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country and product-by-product basis.

    (c) Any tax paid or required to be withheld by SB on account of royalties payable to AVIRON under these Heads of Agreement shall be deducted from the amount of royalties otherwise due. SB shall secure and send to AVIRON proof of any such taxes withheld and paid by SB, its sublicensees or distributors for the benefit of AVIRON.

    (d) All royalties due under these Heads of Agreement shall be payable in US Dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of SB to pay royalties on sales in that country shall be suspended until such remittances are possible. AVIRON shall have the right, upon giving written notice to SB, to receive payment in that country in local currency.

    (e) Monetary conversions from the currency of a foreign country in which PRODUCT is sold into US currency shall be made at the exchange rate in force on the last business day of the period for which the royalties are being paid as published by the Generale de Banque of Brussels, Belgium, or on another basis mutually agreed to by both parties in writing.


                                                                             16.

                                               CONFIDENTIAL TREATMENT REQUESTED


14. TERM AND TERMINATION

    (a) Royalty obligations in each country of the TERRITORY where there is a valid claim of a granted PATENT covering PRODUCT(S) shall expire upon the expiration or invalidation of the last remaining PATENT in such country provided that if such expiration or invalidation occurs prior
         to [       ] after the date of the [
                                   ] a royalty for KNOW-HOW shall be due by SB
         to AVIRON pursuant to Section 7 (b) ABOVE, until the end of such [
              ] period. Royalty obligations on PRODUCT in the countries of the TERRITORY where there is no valid claim of a granted PATENT covering
         PRODUCT(S) pursuant to Section 7 (b) above, shall expire [          ]
         from the date of [                                                   ]

    (b) Unless otherwise terminated, these Heads of Agreement shall expire upon the expiration, lapse or invalidation of the last remaining PATENT in the TERRITORY. Expiration of these Heads of Agreement under this provision shall not preclude SB from continuing to market PRODUCT and to use KNOW-HOW for the purpose of making, having made, importing, offering, for sale and selling PRODUCT without any further royalty payments.

    (c) If either party fails or neglects to perform covenants or provisions of these Heads of Agreement and if such default is not corrected
         within [          ] after receiving written notice from the other
         party with respect to such default, such other party shall have the right to terminate these Heads of Agreement by giving written notice to the party in default provided the notice of termination is given
         [                                                                  ]

    (d)  SB may terminate these Heads of Agreement with respect to any country
         by giving AVIRON at least [           ] written notice thereof at any
         time before SB first markets PRODUCT in such country(ies). After marketing PRODUCT, SB may terminate these Heads of Agreement with
         respect to any country by giving AVIRON at least [          ] prior
         written notice thereof.

    (e) Either party may terminate these Heads of Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganisation or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

    (f) Notwithstanding the bankruptcy of AVIRON, or the impairment of performance by AVIRON of its obligations under these Heads of Agreement as a result of bankruptcy or insolvency of AVIRON, SB shall be entitled to retain the licenses granted herein, without any further obligations to AVIRON other than royalty obligations, subject to AVIRON's right to terminate these Heads


                                                                             17.

                                               CONFIDENTIAL TREATMENT REQUESTED

         of Agreement for reasons other than bankruptcy or insolvency as expressly provided in these Heads of Agreement.

15. RIGHTS AND DUTIES UPON TERMINATION

    (a) Upon termination of these Heads of Agreement, AVIRON shall have the right to retain any sums already paid by SB hereunder, and SB shall pay all sums accrued hereunder which are then due.

    (b) Upon termination of these Heads of Agreement in its entirety or with respect to any country under Paragraph 14 (c), 14 (d) or 14 (e), SB shall notify AVIRON of the amount of PRODUCT SB and its sublicensees and distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and SB and its sublicensees and distributors shall thereupon be permitted to sell that amount of PRODUCT provided that SB shall pay the royalty thereon at the time herein provided for.

    (c) Termination of these Heads of Agreement shall terminate all outstanding obligations and liabilities between the parties arising from these Heads of Agreement except those described in Paragraphs 10
         (c), 10 (d), 10 (e), 10 (f), 10 (g), 11 (c), 11 (e), 11 (f), 11 (g),
         12 (a), 12 (b), 13 (a), 13 (b), 13 (c), 13 (d), 13 (e), 15 (a), 15
         (b), 15 (c) and Sections 19, 20 and 24.

    (d) In the event of termination of these Heads of Agreement by AVIRON for breach by SB in accordance with Paragraph 14 (c) above. SB shall give AVIRON a right of reference to the PLA held by SB for PRODUCT.


16. WARRANTIES AND REPRESENTATIONS

    [


                                             ]

    Nothing in these Heads of Agreement shall be construed as a representation or warranty that any issued patent contained within the PATENTS is or will be valid or enforceable or that the manufacture, use, importation, offer for sale or sale of PRODUCT(S) does not infringe any patent or proprietary rights of third parties.

    [

               ]

    [






                                ]
                                                                             18.

                                               CONFIDENTIAL TREATMENT REQUESTED


    [

                                                                     ]

17. LIABILITY AND INDEMNIFICATION

    (a) SB agrees to and hereby does indemnify and hold AVIRON harmless from and against all third party claims, including without limitation, any claims with respect to death or injury to a person or damage to property, and all damages, losses, costs and expenses, including reasonable attorney's fees, which AVIRON may incur arising out of or resulting from (i) the development of the PRODUCT by SB, its AFFILIATES or sublicensees and the conduct of human clinical trials therefore by SB, its AFFILIATES or sublicensees (ii) the manufacture, handling or storage of the PRODUCT by SB, its AFFILIATES or sublicensees (iii) the sale or other distribution of PRODUCTS by SB, its AFFILIATES or sublicensees (iv) any representation made or warranty given by SB, its AFFILIATES or sublicensees with respect to the PRODUCT (other than the labelling for the PRODUCT as approved by FDA or other governmental authority), and (v) the negligence, recklessness or wilful misconduct of SB its AFFILIATES or sublicensees or each of their officers, employees or agents. SB shall have no obligation towards AVIRON with respect to claims, damages, losses, costs, expenses or liability arising out of the negligent acts. recklessness or wilful misconduct of AVIRON, its officers, employees or agents.

    (b) AVIRON agrees to and hereby does indemnify and hold SB harmless from and against all third party claims, including without limitation, any claims with respect to death or injury to a person or damage to property, and all damages, losses, costs and expenses. Including reasonable attorney's fees, which SB may incur arising out of or result from (i) the handling or storage of the PRODUCT by AVIRON, or
         its [         ] in North Korea and/or South Korea (ii) the sale or
         other distribution of PRODUCTS by AVIRON, or, its [         ] in North
         Korea and/or South Korea, or use of PRODUCTS by any purchasers from AVIRON (iii) any representation made or warranty given by AVIRON, with respect to the PRODUCT (other than the labelling for the PRODUCT as approved by FDA or other governmental authority), and (iv) the negligence, recklessness or wilful misconduct of AVIRON, or each of its officers, employees or agents. AVIRON shall have no obligation towards SB with respect to claims, damages, losses, costs, expenses or liability arising out of the negligent acts, recklessness or wilful misconduct of SB, its officers, employees or agents.

    (c) The party seeking indemnification under this Section 17 (the "Indemnified Party") shall (i) give the other party (the "Indemnifying Party") notice to the relevant claim, (ii) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defence of such claim, and (iii) give the Indemnifying party the right to control the defence and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have no authority to settle any claim on behalf to the Indemnifying Party.


                                                                             19.

                                               CONFIDENTIAL TREATMENT REQUESTED


18. FORCE MAJEURE

    If the performance of any part of these Heads of Agreement by either party, or of any obligation under these Heads of Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.
    When such circumstances arise, the parties shall discuss what, if any, modification of the terms of these Heads of Agreement may be required in order to arrive at an equitable solution.


19. GOVERNING LAW

    These Heads of Agreement shall be deemed to have been made in the United States of America and their form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of New York.

20. ARBITRATION

    (a) Any dispute, controversy or claim arising out of or relating to these Heads of Agreement, or the breach, termination, or invalidity thereof, shall be settled by arbitration. The appointing authority shall be the American Arbitration Association, in New York, and the case shall be administrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three (3). The arbitration decision shall be binding and shall not be appealable to any court in any jurisdiction and the prevailing party may enter such decision in any court having jurisdiction.

    (b)  [








                                                                     ]

21. SEPARABILITY

    In the event any portion of these Heads of Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

    If any of the terms or provisions of these Heads of Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.


                                                                             20.

    In the event that the terms and conditions of these Heads of Agreement are materially altered as a result of provisions of this Section 21, the parties will renegotiate the terms and conditions of these Heads of Agreement to resolve any inequities.


22. ENTIRE AGREEMENT AND BINDING EFFECT

    These Heads of Agreement, entered into as of the date first written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of these Heads of Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend these Heads of Agreement by written instruments specifically referring to and executed in the same manner as these Heads of Agreement.

    These Heads of Agreement shall be legally binding regarding the transactions described herein. It is recognized that the transactions contemplated by these Heads of Agreement may involve the execution by the parties of one or more additional agreements. However, neither the execution, non-execution or substance of any such additional agreement shall in any way limit or negate the legally binding effect of these Heads of Agreement.

23. NO WAIVER

    The failure of either party at any time to exercise any of their respective rights under these Heads of Agreement shall not be deemed a waiver thereof, nor shall such failure in any way prevent either party, as the case may be, from subsequently asserting or exercising such rights.

24. NOTICES

    Any notice required or permitted under these Heads of Agreement shall be sent by registered air mail, postage pre-paid, international cable or telex to the following addresses of the parties:

                   if to AVIRON:

                   AVIRON
                   1450 Rollins Road,
                   Burlingame, CA 94010
                   USA

                   if to SB:

                   SMITHKLINE BEECHAM BIOLOGICALS S.A.
                   rue de l'Institut 89
                   1330 Rixensart, Belgium
                   Attention: Senior Vice President, General Manager

    Any notice required or permitted to be given concerning these Heads of Agreement shall be effective upon receipt by the party to whom it is addressed.


                                                                             21.

25. ASSIGNMENT

    These Heads of Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither these Heads of Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that either party may assign these Heads of Agreement (but not without all PATENTS and KNOW-HOW owned and/or controlled by it) to any AFFILIATE or to any corporation with which it may merge or consolidate without obtaining the consent of the other party, provided such assignment does not negatively affect the rights granted by AVIRON to SB hereunder. Notwithstanding this right to assign, it is understood that the rights retained by AVIRON under paragraph 3, whether or not AVIRON has exercized the option thereunder, are not assignable, not sublicensable and not transferable under any circumstance.


IN WITNESS WHEREOF, the parties, through their authorized officers, have executed these Heads of Agreement as of the date first written above.

SMITHKLINE BEECHAM BIOLOGICALS S.A.              AVIRON


/s/ J. STEPHENNE                                 /s/ V. KALLMEYER

By: J. STEPHENNE                                 By: V. KALLMEYER
    Senior Vice President, General Manager           Vice President, Corporate
                                                     Development


                                                                             22.

                                               CONFIDENTIAL TREATMENT REQUESTED


                     APPENDIX A - PATENTS AND PATENT APPLICATIONS

1.[
                                      ]

2.[
                                                              ]

    For the purposes of these Heads of Agreement, the patent applications set forth in item two above expressly exclude [

                                                                     ]


                                                                             23.

                                               CONFIDENTIAL TREATMENT REQUESTED


                                      APPENDIX B

        NET SALES DEFINITION OF THE LICENSE AGREEMENT BETWEEN [
                                                                          ]

"Net Sales" means:

(a) with respect to Licensed Products, the gross sales price actually charged by Licensee or an Affiliate or sublicensee of Licensee in the Commercial Sale of such Licensed Product less:

    (i) trade, prompt payment, quantity or cash discounts, rebates, and non-affiliated brokers' or agents' commissions, each as actually and customarily allowed and taken;

    (ii) amounts actually repaid or credited to customers on account of rejections or returns of specified products on which Royalties have been paid hereunder or on account of retroactive price reductions affecting such products;

    (iii) customary freight and other transportation costs, including Insurance charges, and duties, tariffs, sales, use and excise taxes and other governmental charges based directly on sales, turnover or delivery of the specified products and actually paid or allowed by Licensee, an Affiliate of Licensee or a sublicensee; and

    (iv) commercially reasonable allowances for bad debts incurred with respect to the initial Licensed Product during the first full year of Commercial Sales of such Licensed Product, provided that such bad debt reserve shall be deemed extinguished within hundred eighty (180) days of the end of such first full year, and any amount of such reserve not actually debited in accordance with commercially reasonable practices during that period shall be deemed to be receipts of Net Sales for all purposes of this Agreement; and

(b) with respect to Combination Products, the gross sales price actually charged by Licensee or an Affiliate or sublicensee of Licensee in the Commercial Sale of such Combination Product, less the deductions set forth in subsections (a) (i) - (iv) above, multiplied by a fraction having (i) a numerator of [


                                                                              ]
    and (ii) a denominator of [

                                                                          ] The
    "fair market value" for any Licensed Product or Other Agent shall be determined for [

              ] When no fair market value is available, the fraction set forth above shall be changed to a fraction having (x) a numerator of [

             ] and (y) a denominator of [

              ] provided that in no event shall the fraction be less than (A)
    [           ] if only one Other Agent is included with a Licensed
    Product(s) in such Combination Product, (B)[                 ] if two Other
    Agents are included with a


                                                                             24.

                                               CONFIDENTIAL TREATMENT REQUESTED


Licensed Product(s) in such Combination Product, and (C) [             ] if
three or more Other Agents are included with a Licensed Product(s) in such Combination Product. "Cost" as used above means [



                  ]

"Commercial Sale" means any transfer to another person or entity, for value, after which transfer the seller has no right or power to determine the transferee's resale price, if any. A transfer by Licensee to an Affiliate or sublicensee shall not constitute a Commercial Sale. "Commercial Sale" does not include distribution of free promotional samples of any Licensed Product or Combination Product by Licensee or any of its Affiliates or sublicensees in amounts determined to be commercially reasonable by Vector.


                                                                             25.

                                      APPENDIX C

                                   RESEARCH OUTLINE

[Not Completed In Original Document]


                                                                             26.